UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 3, 2006

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Section 8 - OTHER EVENTS

Item 8.01 Other Events

On October 3, 2006, the Company was served with a summons and purported class action complaint in a matter captioned "Lynn Finkelstein & Company, Inc., on behalf of certain of its clients as attorney-in-fact and all other similarly situated, Plaintiff, vs. Jerome E. Ball, Douglas W. Sabra, Michael Schiffman, and Forward Industries, Inc., Defendants, brought in the United States District Court for the Southern District of Florida.  The complaint alleges that the Company during a purported class period July 25, 2005 to February 2, 2006 made certain misrepresentations of fact, or failed to disclose certain material facts, and violated certain generally accepted accounting principles in the presentation of its financial statements included  in its periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

The Company, as well as each of  the individual defendants, believes that the complaint is wholly without merit and intends to vigorously contest this lawsuit.  The Company has directors and officers liability insurance, including entity coverage. The Company believes that in the course of defending the complaint it will incur legal and other expenses which may exceed the retention amount in its directors and officers liability insurance policy and that incurring expenses not covered by this policy may adversely affect its reported results of operations in future periods.  While the Company believes that the complaint is without merit, the outcome of this lawsuit cannot be predicted and the Company's ultimate liability if this lawsuit is adversely determined cannot currently be ascertained and could be material.

Certain statements above, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball

_______________________________________

Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated:  October 13, 2006